621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303)623-9147 FAX (303) 623-4258

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent, in documents incorporated by reference into this Registration Statement of Synergy Resources Corporation (the “Company”) on Form S-8, to the inclusion of references to our firm, in the context in which they appear, and to our reserve estimates as of August 31, 2015. Reference is also made to Exhibit 99 included in the Annual Report incorporated by reference into this Registration Statement, which includes our reserve estimates as of August 31, 2015 relating to the Company's proven oil and gas reserves.

\s\Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
December 16, 2015
Denver, Colorado